EXHIBIT 10.36

                              SETTLEMENT AGREEMENT


         SETTLEMENT AGREEMENT, dated January 22, 1997, by and among ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("All American"), ALL AMERICAN ADDED VALUE, INC., a California corporation ("California Subsidiary"), and THOMAS BROESAMLE ("Broesamle").

                              PRELIMINARY STATEMENT

         All American, California Subsidiary, Colorado Subsidiary, Added Value Electronics Distribution, Inc., A.V.E.D.-Rocky Mountain, Inc., and the Target Stockholders (of which Broesamle is one) entered into a Merger Purchase Agreement dated as of October 31, 1995 and/or certain other agreements in connection therewith and the closing thereof (collectively, the "Purchase Agreement"), including an employment agreement between California Subsidiary and Broesamle (the "Employment Agreement"). In connection with the termination of Broesamle's employment under the Employment Agreement, Broesamle has requested certain modifications to his covenants against competition made in the Restrictive Covenant and the Employment Agreement. All American and California Subsidiary have agreed to make such modifications, as set forth below, in exchange for the agreements of Broesamle set forth below.

         NOW, THEREFORE, it is agreed as follows:

         1. DEFINED TERMS. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement or, as applicable, the Employment Agreements.

         2. ADDITIONAL CONSIDERATION. The obligation of All American to pay the Additional Consideration to Broesamle is hereby irrevocably and unconditionally waived, released, canceled and terminated in its entirety, without any obligation on the part of All American of California Subsidiary to pay Broesamle any compensation or consideration therefor.

         3. NONCOMPETITION COVENANTS. The "Covenant-Not-To-Compete" set forth in
Section 2 of the Restrictive Covenant (with respect to Broesamle only), and the Covenant-Not-To-Compete set forth in Section 11 of the Employment Agreement, shall be amended and restated in their respective entireties as follows:

            (a) COVENANT-NOT-TO-COMPETE IN RESTRICTIVE COVENANT:

                "2. COVENANT-NOT-TO-COMPETE. In view of (a) the Confidential
            Information known to each Target Stockholder, (b) the substantial consideration paid and payable to such Target Stockholder under or pursuant to the Purchase

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            Agreement, and (c) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Purchaser to consummate the Purchase Agreement, each Target Stockholder covenants and agrees that such Target Stockholder shall not, directly or indirectly, for and during the First Applicable Period, (A) solicit the services of, or hire, directly or indirectly, whether on his or her own behalf or on behalf of others, any salesperson (whether an employee or independent contractor of the Purchaser Group) or managerial or executive employee of the Purchaser Group (or any of them) or who was employed or engaged by the Purchaser Group (or any of them) at any time during the period commencing one year prior to the date of Closing under the Purchase Agreement and ending five years following the date of Closing under the Purchase Agreement, or (B) obtain any interest in, any employment with, or any right or engagement to participate in, passively or actively, any enterprise, company or business which is either an authorized distributor of electronic components or a turnkey or kitting business relating to electronics manufacturing anywhere within the continental United States (the "Geographical Territory"), or (C) in any capacity, engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the memory module and/or display technology businesses of the Purchaser Group (or any of them) within the Geographical Territory. The foregoing restrictions shall not prevent a Target Stockholder from accepting employment with a manufacturer's representative or a broker (a "broker" being defined as a broker of electronic components that is not an authorized broker or distributor for any manufacturer of electronic components), provided that, in connection with any such employment, such Target Stockholder does not participate, directly or indirectly, in the solicitation of, or otherwise divert or attempt to divert, any Key Account. A "Key Account" means any customer of the Purchaser Group (or any of them) which has accounted for sales of the Purchaser Group viewed as a whole of at least $50,000 in any of calendar year 1993, 1994, 1995 or 1996 (viewed as of today) or, on a rollingforward basis, in any of the three years preceding the date on which the attempted solicitation or diversion first occurs. The foregoing restrictions shall also not prevent a Target Stockholder from accepting employment with a company which performs turnkey or kitting services relating to electronics manufacturing, provided that, in connection with such employment, such Target Stockholder does not participate, directly or indirectly, in the solicitation of, or otherwise divert or attempt to divert, any of the following accounts of the Purchaser Group: Cognitive Solutions; VL Labs; or any kitting or turnkey customers at any time handled out of the Purchaser Group's Denver, Colorado office. Each Target Stockholder acknowledges that the business of the Purchaser Group is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere within the Geographical Territory, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect the Purchaser Group's legitimate business interests. For purposes hereof, "Purchaser Group" means the All American Companies and all of

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            their respective subsidiaries, parents and other Affiliates, whether now or hereafter existing, including Added Value and Rocky Mountain, and all of such entities' respective successors and assigns by merger, sale, spin-off or otherwise."

            (b) COVENANT-NOT-TO-COMPETE IN EMPLOYMENT AGREEMENTS:

                "11. COVENANT-NOT-TO-COMPETE

                In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee (including, without limitation, Employee's knowledge of, and familiarity and relationships with, Employer's other employees and Employer's customers and suppliers),
            (b) the know-how acquired and to be acquired by Employee, (c) the substantial consideration paid and payable to Employee under the Purchase Agreement, and to Employee under this Employment Agreement, and (d) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Employer to enter into this Employment Agreement and to employ Employee and to pay to Employee the substantial compensation Employee will be receiving, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the later of (i) the date Employee ceases for any reason to be employed by Employer and (ii) the date Employee ceases to receive any Salary (as severance pay or otherwise) from Employer, Employee shall not, directly or indirectly, (A) solicit the services of, or hire, passively or actively, whether on his own behalf or on behalf of others, any salesperson (whether an employee or independent contractor of the Purchaser Group) or managerial or executive employee of the Purchaser Group (or any of them) or who was employed or engaged by the Purchaser Group (or any of them) at any time during the period commencing one year prior to the commencement of the Employment Term and ending on the date of termination of Employee's employment, or (B) obtain any interest in, any employment with, or any right or engagement to participate in, directly or indirectly, any enterprise, company or business which is either an authorized distributor of electronic components or a turnkey or kitting business relating to electronics manufacturing anywhere within the continental United States (the "Geographical Territory"), or (C) in any capacity, engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the memory module and/or display technology businesses of the Purchaser Group in the Geographical Territory. The foregoing restrictions shall not prevent Employee from accepting employment with a manufacturer's representative or a broker (a "broker" being defined as a broker of electronic components that is not an authorized broker or distributor for any manufacturer of electronic components), provided that, in connection with any such employment, Employee does not participate, directly or indirectly, in the solicitation of, or otherwise divert or attempt to divert, any Key Account. A "Key Account" means

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            any customer of the Purchaser Group (or any of them) which has accounted for sales of the Purchaser Group viewed as a whole of at least $50,000 in any of calendar year 1993, 1994, 1995 or 1996 (viewed as of today) or, on a rolling-forward basis, in any of the three years preceding the date on which the attempted solicitation or diversion first occurs. The foregoing restrictions shall also not prevent Employee from accepting employment with a company which performs turnkey or kitting services relating to electronics manufacturing, provided that, in connection with such employment, Employee does not participate, directly or indirectly, in the solicitation of, or otherwise divert or attempt to divert, any of the following accounts of the Purchaser Group: Cognitive Solutions; VL Labs; or any kitting or turnkey customers at any time handled out of the Purchaser Group's Denver, Colorado office. Employee acknowledges that the business of the Purchaser Group is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere in the Geographical Territory and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's legitimate business interests. The covenants and restrictions contained in this
            Section 11 are intended to be separate and divisible from, and operate concurrently with, the similar covenants and restrictions contained in the Restrictive Covenant and are each intended to be separately enforceable. Any differences between the covenants and restrictions contained herein and therein, such as with respect to time period restrictions, are intentional. Nothing herein is intended to diminish, nor shall diminish, Employee's obligation to devote Employee's full-time working efforts to and for the benefit of Employer, and to honor and discharge faithfully Employee's duty of loyalty to Employer, while an employee of Employer. For purposes hereof, "Purchaser Group" means the All American Companies and all of their respective subsidiaries, parents and other Affiliates, whether now or hereafter existing, including Added Value and Rocky Mountain, and all of such entities' respective successors and assigns by merger, sale, spin-off or otherwise."

         Notwithstanding any of the foregoing set forth above in this Section 3 to the contrary, Broesamle shall not be prohibited from accepting employment similar to his employment with California Subsidiary, provided that, in connection with such employment, Broesamle does not participate, directly or indirectly, in the solicitation of, or otherwise divert or attempt to divert, any Key Account or any of the turnkey or kitting accounts referred to above.

         This Agreement in no way modifies or alters the Restrictive Covenant with respect to any other Target Stockholder or the employment agreement of any other Target Stockholder.

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         4. RELEASE OF VOTING TRUST AND PLEDGE. The voting trust set forth in the Voting Trust Agreement covering Broesamle's 50,779 All American Shares received in the Mergers (but only covering Broesamle's, and not any other Target Stockholder's, All American Shares) is hereby terminated. The 50,779 Pledged Shares owned by Broesamle (and only those Pledged Shares, and not the Pledged Shares of any other Target Stockholder), which are the same 50,779 All American Shares subject to the voting trust terminated above, are hereby released from the lien thereon created under the Pledge Agreement. Within ten (10) business days following the execution and delivery of this Agreement, All American shall cause its stock transfer agent to deliver to Broesamle an unlegended stock certificate for said 50,779 All American Shares.

         5. RELEASES AND COVENANTS NOT TO SUE.

            (a) For and in consideration of the agreements herein of Broesamle, and the release given by Broesamle below to the All American Group (as defined below), and other valuable consideration received from or on behalf of Broesamle, the receipt of which is hereby acknowledged, each of All American and California Subsidiary hereby remises, releases, acquits, satisfies, and forever discharges Broesamle of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, at law or in equity, known or unknown, suspected or unsuspected, asserted or unasserted, which All American or California Subsidiary ever had, now has, or hereafter can, shall or may have, or which any representative, successor, predecessor, or assign of All American or California Subsidiary ever had, now has, or hereafter can, shall or may have against Broesamle arising from any matter or thing whatsoever, including, without limitation, those arising or resulting from any past breach by Broesamle of any of his representations, warranties or covenants contained in the Purchase Agreement, past acts or omissions of Broesamle in connection with the performance of his or her employment duties, the management, affairs, practices or operations of Added Value or Rocky Mountain prior to the closing of the Mergers, or prior injurious or defamatory statements made by Broesamle; provided, however, Broesamle is not being released from his obligations under the Restrictive Covenant (as hereby amended). Each of All American and California Subsidiary further covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against Broesamle arising from any of the foregoing claims or causes of action which have been remised, released, acquitted, satisfied and forever discharged.

            (b) For and in consideration of the agreements of All American and California Subsidiary set forth in this Agreement, and the release given by them above to Broesamle, and other valuable consideration received from or on behalf of All American and California Subsidiary, the receipt of which is hereby acknowledged, Broesamle hereby remises, releases,

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acquits, satisfies, and forever discharges each of All American and California
Subsidiary, each subsidiary, parent and other Affiliate of each of them, and each successor, assign, officer, director, employee and agent of each of the foregoing (collectively, the "All American Group") of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, at law or in equity, known or unknown, suspected or unsuspected, asserted or unasserted, which Broesamle ever had, now has, or hereafter can, shall or may have, or which any representative, successor, predecessor, or assign of Broesamle ever had, now has, or hereafter can, shall or may have, against the All American Group or any member thereof arising from any matter or thing whatsoever, including, without limitation, those arising or resulting from any past breach by the All American Group (or any member thereof) of any of their respective representations, warranties or covenants contained in the Purchase Agreement or past acts or omissions of the All American Group (or any member thereof) in connection with the performance of their respective obligations under the Employment Agreement (and, in this regard, this release covers and releases any claims at law or in equity with respect to Broesamle's employment with California Subsidiary, including claims under any employment, discrimination, health or safety laws), or which in any manner relate to the management, affairs, practices or operations of any member of the All American Group or any decision, act or omission of any kind taken or made by or on behalf of any member of the All American Group, or any injurious or defamatory statements made by any member of the All American Group. Broesamle further covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the All American Group or any member thereof arising from any of the foregoing claims or causes of action which have been remised, released, acquitted, satisfied and forever discharged.

                  (c) It is the intention of the parties hereto in executing this Agreement that this instrument shall be effective as a bar to each and every claim, demand, or cause of action released hereby. Each party recognizes that he or it may have some claim, demand, or cause of action against another party of which he or it is totally unaware and unsuspecting, which he or it is giving up by execution of this Agreement. It is the intention of the parties in executing this instrument that it will deprive them of each such claim, demand or cause of action. In furtherance of this intention, each party hereto expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

                      "A general release does not extend to claims which the
                  creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  (d) Each party hereto acknowledges and represents that he or it has consulted with legal counsel before effecting this settlement and executing this Agreement and that he or it understands its meaning, including the effect of Section 1542 of the California Civil Code, and

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expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to the release of unknown and unsuspected claims, demands, and causes of action.

         6. FURTHER ASSURANCES. Each party to this Agreement shall, at the request of any other party to this Agreement, at its expense and without being entitled to receive further consideration, execute and deliver all such documents, and do all such acts and things, as may be reasonably required to effectuate the terms and provisions of this Agreement.

         7. MISCELLANEOUS PROVISIONS. The provisions of Sections 9.2, 9.3, 9.6 (provided that Broesamle's address for notice shall be the address set forth in Schedule 1 to the Guaranty and Agreement, with a copy to Colleen M. Regan, Esq., Perkins Coie, 1999 Avenue of the Stars, 9th Floor, Los Angeles, California 90067), 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.14, 9.15 and 9.17 of the Purchase
Agreement shall apply to this Agreement; provided, however, that this Agreement is an independent agreement, and no provisions of the Purchase Agreement shall be deemed incorporated herein.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written, or on the date shown below, whichever is later.

ALL AMERICAN SEMICONDUCTOR, INC.

By: /s/ BRUCE M. GOLDBERG                           /s/ THOMAS BROESAMLE
    ----------------------------                    ---------------------------
    Bruce M. Goldberg, President                    THOMAS BROESAMLE

ALL AMERICAN ADDED VALUE, INC.

By: /s/ BRUCE M. GOLDBERG
    ----------------------------
    Bruce M. Goldberg, President

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